INDEX TO EXHIBITS



  Exhibit No.       Description                           Page
  -----------       -----------                           ----

        1           Consent of PriceWaterhouseCoopers    L.L.P.        5

                                                                Exhibit 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Prospectus Supplement of Credit Suisse First Boston Mortgage Securities Corp., relating to CSFB Mortgage Pass-Through Certificates, Series 2001-S6, of our report dated February 3, 2000, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts."


                                            /s/ PriceWaterhouseCoopers L.L.P.
                                            PRICEWATERHOUSECOOPERS L.L.P.




March 21, 2001